Exhibit 99.1
 NASDAQ: HTCOInvestor UpdateJune 2013

 Certain statements and projections of future results made in this presentation constitute forward-looking information that is based on current market, competitive and regulatory expectations that involve risk and uncertainty. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statement after this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. Please see our latest Forms 10-K and 10-Q for a discussion of risk factors as they relate to forward-looking statements. Today's presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures.   Safe Harbor Statement

About HickoryTech

Regional Communications Solution Provider

Founded in 1898 as Mankato Citizens Telephone Company

Employees: 500 Headquarters: Mankato, Minn.

Shares outstanding: 13.5 million Market cap: 145 million

NASDAQ: HTCO, 52-week range: $8.91-$11.83

2012 Revenue: $183.2 million

Service Area: Minn., Iowa, No. Dakota, So. Dakota, Wisc.

HickoryTech

Transforming HickoryTech  Traditional Rural ILEC  Business Services  Broadband Growth  Executing on our Growth Strategy  Targeted acquisitions to accelerate business strategy

 Transforming HickoryTech  Building a Regional Communications Company…

 Transforming HickoryTech  Building a Regional Communications Company…

 Transforming HickoryTech  Building a Regional Communications Company…

 Transforming HickoryTech  Building a Regional Communications Company…

 Transforming HickoryTech  Building a Regional Communications Company…

 Leveraging our Fiber Network  Targeted Distribution NetworksImproved marginsBetter customer service Added services

 Target Regions  Fargo-MoorheadNorthern MinnesotaTwin CitiesSouthern Minnesota, Northwest IowaDes Moines, Iowa

 Diverse Customer Base  Extensive Service and Product Portfolio

 Diverse Customer Base  Extensive Service and Product Portfolio

 Diverse Customer Base  Extensive Service and Product Portfolio

 Diverse Customer Base  Extensive Service and Product Portfolio

 Revenue Diversification  Diverse revenue stream with growth in strategic segments  2006  Fiber & Data  Telecom  Equipment  2012  Segments:

 Revenue Growth & Diversification  77% of 2012 revenue is from Business & Broadband Services  $183.2 M  $163.5 M  $132.9 M

 Shareholder Dividends  More than 65 years of dividend payments

 HickoryTech Today….  Revenue  $183 million  EBITDA  $46 million  Diversification  77%  Business & Broadband Revenue  Regional Fiber Network  4,100  Fiber route miles  NASDAQ Stock Exchange: HTCO  Russell 2000 Index

 Revenue and EBITDA  *  ($ in Millions)  EBITDA  Revenue  12%  Revenue increase, +$19.7 M in 2012   33%  Increase in Fiber & Data Revenue in '12  8%  Y/Y Growth  4.4%  CAGR  4.7%  CAGR

 2012 Cash Flow  EBITDA  $46.2  InterestExpense  $6.0  Cash Taxes  $5.2  $7.6  Dividend  $30.3  Capex  Cash  ($2.9)  ($ in Millions)  Investment + Dividend = Shareholder Value

 Key Strategic Initiatives

 Key Strategic Initiatives

 Key Strategic Initiatives

 Key Strategic Initiatives  Strategic Growth through organic and external growth

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion  65+ years of dividend return, yield 6%Increased dividend in 2012, 2011 and 2010

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion  65+ years of dividend return, yield 6%Increased dividend in 2012, 2011 and 2010  Experienced company with 115-year track record of financial stability

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion  65+ years of dividend return, yield 6%Increased dividend in 2012, 2011 and 2010  Experienced company with 115-year track record of financial stability   Strong cash flow, strong balance sheet, high level of recurring revenue

 HickoryTech Investment Strengths  Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion  65+ years of dividend return, yield 6%Increased dividend in 2012, 2011 and 2010  Experienced company with 115-year track record of financial stability   Strong cash flow, strong balance sheet, high level of recurring revenue  Focused on doubling the value of HickoryTech by growing EBITDA, strategic services, managing debt

  Focused on Business and Broadband Growth, and increasing Shareholder Value  Questions

 Appendix  *  Guidance as provided in 4Q12 earnings release on March 5, 2013.   2013 Guidance  2012   2013 Guidance Change Y/Y  Revenue  $183 M  (2%) to 3%  EBITDA  $46 M  2% to 8%  Net Income  $8.3 M  (7%) to 14%  Diluted EPS  $0.61  (7%) to 13%  Capital Expenditures  $30 M  (20%) to (6%)  Debt  $137 M  (3%) to (1%)  Fiscal 2013 Guidance

 Appendix  *  Reconciliation of Non-GAAP MeasuresThis presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures. Reconciliation of Consolidated Net Income to EBITDAReconciliation of Free Cash FlowReconciliation of Net income to 2013 EBITDA Guidance